FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND SIX MONTHS ENDED JUNE 30, 2010

Highlights

•	Net income of $0.30 and $0.36 per share-diluted, respectively.

•	REIT taxable income of $0.30 and $0.55 per share-diluted, respectively.

•	Common stock cash dividend of $0.25 per share.

•	$147.1 million of total cash, including restricted cash, and no short-term borrowings at June 30, 2010.

•	$170.3 million of total loans receivable repaid and settled.

•	Repurchased $36.1 million of its CDO notes for $19.7 million, a 45.5% discount to par, for gains of $16.4 million during the second quarter ended June 30, 2010.

New York, N.Y., August 2, 2010 - Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets, commercial mortgage-backed securities (“CMBS”), and commercial finance assets, reported results for the three and six months ended June 30, 2010.

•
Net income for the three and six months ended June 30, 2010 was $13.4 million, or $0.30 per share-diluted and $14.8 million, or $0.36 per share-diluted, respectively, as compared to net loss for the three and six months ended June 30, 2009 of $5.1 million, or $(0.21) per share and $17.3 million, or $(0.71) per share, respectively.

•
REIT taxable income, a non-GAAP measure, for the three and six months ended June 30, 2010, was $13.4 million, or $0.30 per share-diluted, and $22.7 million, or $0.55 per share-diluted, respectively, as compared to $5.3 million, or $0.21 per share-diluted, and $11.4 million, or $0.46 per share-diluted for the three and six months ended June 30, 2009, respectively, increases of $8.1 million (152%) and $11.3 million (99%), respectively.

•
On June 10, 2010, the Company declared a quarterly distribution of $0.25 per share of common stock, $12.8 million in the aggregate, which was paid on July 27, 2010 to stockholders of record on June 30, 2010.

•	Book value was $5.92 per common share as of June 30, 2010.

•
During the three months ended June 30, 2010, the Company realized gains of $2.5 million from the trading of structured notes, a trading venture with Resource Capital Markets, a related party, begun in June 2010, with an intial seed investment of approximately $5.0 million.

•
During the three months ended June 30, 2010, the Company sold for approximately $1.4 million its interest in a real estate joint venture acquired in 2009 with a cost basis to the Company of $632,000, resulting in an estimated gain of $753,000.

•
Subsequent to June 30th, the Company agreed to sell two loans, each for approximately 85% of the Company’s amortized cost, which sales resulted in an additional $7.0 million charge to the provision for loan losses for the quarter ended June 30, 2010 (representing 89% of the total of $7.9 million for the quarter).  RCC was motivated to sell these loans, which were a B-note secured by an office building and a mezzanine loan to the owner of a hotel portfolio with a carrying value of $23.3 million and $20.0 million, respectively, in order to reduce its exposure to loans other than whole loans.  The proceeds for the B-note are included in the CDO cash available for reinvestment (restricted cash as of July 31, 2010 in the liquidity update included in this release).  The sale of the mezzanine position is expected to close in August 2010 and will add to CDO cash available for reinvestment upon settlement.

•
In a recent development, on July 14, 2010, RCC repurchased $20.0 million par value of its CDO notes for $13.8 million, a 31.3% discount to par, for an estimated gain of $6.3 million, or approximately $0.12 per share based on outstanding shares as of June 30, 2010.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “Our second quarter results reflect our ability to continue to execute on our plan, even in a difficult economic environment.  As we recently reported, we are making focused new investments of relatively small amounts in different areas which allows us to pick only the best risk-adjusted investments.  As we make new investments, we continue our careful management of our existing portfolios and opportunistically repurchase our debt at discounted prices.  We remain on track to distribute $0.25 per quarter for the rest of this year.”

Additional financial results for the second quarter ended June 30, 2010:

General

•	RCC’s net interest income increased by $3.0 million, or 24.0%, to $15.5 million for the second quarter ended June 30, 2010, from $12.5 million for the same period in 2009.

Commercial Real Estate

•	RCC funded commitments on existing CRE loans, on a gross basis, of $1.5 million during the second quarter ended June 30, 2010.

•
During the three months ended June 30, 2010, RCC bought through its CRE CDOs CMBS of $7.5 million par value at a discount to par of 27.6%.  The net discount of $2.1 million improved the asset collateralization in its CRE CDOs and these purchases provided a weighted average annual yield of approximately 7.9%.

•
During the six months ended June 30, 2010, RCC bought through its CRE CDOs CMBS of $15.2 million par value at a discount to par of 31.7%.  The net discount of $4.8 million improved the asset collateralization in its CRE CDOs and these purchases provided a weighted average annual yield of approximately 8.3%.

The following table summarizes RCC’s CRE loan repayment and orgination activities (including future funding obligations), at par, for the three, six and 12 months ended June 30, 2010 (in millions, except percentages) (unaudited):

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	12 Months Ended June 30, 2010	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans (3)	$1.5	$3.0	$10.9	2.56%	8.155%

New loans production	1.5	3.0	10.9
Sale of real estate loans	−	−	(29.8)
Payoffs	−	−	(15.0)
Principal paydowns	(11.4)	(39.9)	(64.5)
Whole loans, future funding obligations	−	−	−
Net loans (4)	$(9.9)	$(36.9)	$(98.4)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of June 30, 2010.

(2)	Reflects rates on RCC’s portfolio balance as of June 30, 2010.

(3)	Consists of fundings of loan commitments.

(4)
The basis of new net loans does not include provisions for losses on CRE loans of $8.5 million for the three months ended June 30, 2010, $24.0 million for the six months ended June 30, 2010 and $41.8 million for the 12 months ended June 30, 2010.

Commercial Finance

•
RCC’s bank loan portfolio, including asset-backed securities (“ABS”) held-to-maturity, ended the second quarter with total investments of $914.0 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.70%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47% (0.94% at June 30, 2010).

•
During the three months ended June 30, 2010, RCC bought bank loans through its CLOs par value of $93.6 million at a discount to par of 3.4%.  The net discount of $3.1 million improved the asset collateralization in its CLOs and these purchases provided a weighted average annual yield of approximately 4.1%.

•
During the six months ended June 30, 2010, RCC bought bank loans through its CLOs par value of $167.0 million at a discount to par of 5.0%.  The net discount of $8.3 million improved the asset collateralization in its CLOs and these purchases provided a weighted average annual yield of approximately 4.0%.

•
During the three months ended June 30, 2010, the Company expanded its equipment leasing and loan portfolio by the acquisition, through its taxable REIT subsidiary, of a $118 million pool of equipment leases and loans from an affiliate of its manager at a cost of $14 million plus the assumption of $104 million of non-recourse, term notes secured by the leases and loans.  Guggenheim Securities, Inc. was the arranger and initial purchaser of the notes.  The Company believes it will realize in excess of a 17% GAAP return on equity after all credit provisions.  The portfolio is predominantly comprised of small ticket business equipment loans.

Book Value

As of June 30, 2010, RCC’s book value per common share was $5.92.  Total stockholders’ equity was $301.8 million as of June 30, 2010 as compared to $228.8 million as of December 31, 2009.  Total common shares outstanding were 50,968,334 as of June 30, 2010 as compared to 36,545,737 as of December 31, 2009.  The increase in RCC’s stockholders’ equity of $73.0 million was substantially the result of its $42.8 million common stock offering in May 2010 combined with $32.5 million of common stock sales through the Company’s Dividend Reinvestment Plan (“DRIP”) during the six months ended June 30, 2010.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of June 30, 2010, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount		Dollar price	Net carrying amount less amortized cost	Dollar price
June 30, 2010
Floating rate
CMBS	$31,133	100.00%	$8,790		28.23%	$(22,343)	-71.77%
Structured notes	4,985	49.85%	4,985		49.85%	−	−%
Other ABS	−	−%	24		0.29%	24	0.29%
B notes (1)	26,500	100.00%	26,298		99.24%	(202)	-0.76%
Mezzanine loans (1)	104,048	100.00%	103,255		99.24%	(793)	-0.76%
Whole loans (1)	446,271	99.99%	428,123		95.92%	(18,148)	-4.07%
Bank loans	881,659	96.76%	836,794	(2)	91.84%	(44,865)	-4.92%
Loans held for sale (3)	17,938	98.41%	17,938		98.41%	−	−%
ABS held-to-maturity (4)	31,446	89.28%	22,272		63.24%	(9,174)	-26.04%
Total floating rate	1,543,980	97.05%	1,448,479		91.04%	(95,501)	-6.01%
Fixed rate
CMBS	64,778	61.18%	46,715		44.12%	(18,063)	-17.06%
B notes (1)	31,053	99.62%	30,817		98.86%	(236)	-0.76%
Mezzanine loans (1)	58,625	100.26%	51,447		87.99%	(7,178)	-12.27%
Whole loans (1)	2,403	97.60%	1,403		56.99%	(1,000)	-40.61%
Loans held for sale (3)	19,825	84.37%	19,825		84.37%	−	−%
Leases and loans (5)	118,578	100.00%	118,528		99.96%	(50)	-0.04%
Total fixed rate	295,262	86.83%	268,735		79.03%	(26,527)	-7.80%
Grand total	$1,839,242	95.25%	$1,717,214		88.93%	$(122,028)	-6.32%

(1)
Net carrying amount includes an allowance for loan losses of $27.6 million at June 30, 2010, allocated as follows:  B notes ($0.4 million), mezzanine loans ($8.0 million) and whole loans ($19.2 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $870.4 million at June 30, 2010.  The amount disclosed represents net realizable value at June 30, 2010, which includes an $11.3 million allowance for loan losses at June 30, 2010.

(3)	Loans held for sale are carried at lower of cost or market. Amortized cost is equal to fair value.

(4)	Asset-backed securities held-to-maturity are carried at amortized cost less any other-than-temporary impairment charges.

(5)	Net carrying amount includes a $50,000 allowance for lease and loan losses at June 30, 2010.

Liquidity

At July 31, 2010, after disbursing the second quarter 2010 dividend, RCC’s liquidity of $138.9 million consists of three primary sources:

•	unrestricted cash and cash equivalents of $20.5 million and restricted cash of $3.5 million in margin call accounts;

•	capital available for reinvestment in its five CDO entities of $109.6 million, of which $1.7 million is designated to finance future funding commitments on CRE loans; and

•	capital available for reinvestment in its equipment backed securitized notes of $5.3 million.

Capital Allocation

As of June 30, 2010, RCC had allocated its invested equity capital among its targeted asset classes as follows: 78% in CRE loans, 19% in commercial bank loans, 2% in leases and loans and 1% in structured notes.

Supplemental Information

The following schedules of reconciliations or supplemental information as of June 30, 2010 are included at the end of this release:

•	Schedule I – Reconciliation of GAAP Net Income (Loss) to Estimated REIT Taxable Income; and

•	Schedule II – Summary of CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that is organized and conducts its operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, leases and loans, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to estimated REIT taxable income and a summary of CDO and CLO performance statistics and supplemental information regarding RCC’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$38,505	$51,991
Restricted cash	108,613	85,125
Investment securities available-for-sale, pledged as collateral, at fair value	48,424	39,304
Investment securities available-for-sale, at fair value	7,105	5,238
Investment securities, trading	4,985	−
Investment securities held-to-maturity, pledged as collateral	31,446	31,401
Loans, pledged as collateral and net of allowances of $38.9 million and $47.1 million	1,511,695	1,558,687
Loans held for sale	37,763	8,050
Leases and loans, net of allowances of $50,000 and $1.1 million and net of unearned income	118,528	927
Loans receivable – related party	9,999	−
Investments in unconsolidated entities	5,111	3,605
Interest receivable	5,587	5,754
Other assets	6,610	3,878
Total assets	$1,934,371	$1,793,960
LIABILITIES
Borrowings	$1,592,397	$1,536,500
Distribution payable	12,775	9,170
Accrued interest expense	1,746	1,516
Derivatives, at fair value	15,643	12,767
Accounts payable and other liabilities	9,997	5,177
Total liabilities	1,632,558	1,565,130
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 50,968,334 and 36,545,737 shares issued and outstanding (including 559,459 and 437,319 unvested restricted shares)	51	36
Additional paid-in capital	481,897	405,517
Accumulated other comprehensive loss	(57,506)	(62,154)
Distributions in excess of earnings	(176,065)	(114,569)
Retained earnings	53,436	−
Total stockholders’ equity	301,813	228,830
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,934,371	$1,793,960

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES
Net interest income:
Loans	$19,103	$21,507	$37,488	$44,128
Securities	2,895	1,345	5,769	2,766
Leases	1,928	2,093	2,163	4,326
Interest income − other	534	329	749	676
Total interest income	24,460	25,274	46,169	51,896
Interest expense	8,929	12,748	16,866	26,625
Net interest income	15,531	12,526	29,303	25,271

OPERATING EXPENSES
Management fees − related party	4,288	925	5,440	1,926
Equity compensation − related party	199	265	923	353
Professional services	876	1,089	1,695	2,053
Insurance expenses	180	217	392	389
Depreciation on operating leases	685	−	685	−
General and administrative	862	462	1,507	867
Income tax expense	1,132	23	1,237	(22)
Total expenses	8,222	2,981	11,879	5,566

NET OPERATING INCOME	7,309	9,545	17,424	19,705

OTHER REVENUE (EXPENSE)
Impairment losses on investment securities	(8,896)	(2,261)	(7,584)	(16,925)
Recognized in other comprehensive loss	(2,838)	(2,216)	(1,526)	(11,260)
Net impairment losses recognized in earrings	(6,058)	(45)	(6,058)	(5,665)

Net realized gains on loans and investments	2,718	465	2,864	701
Provision for loan and lease losses	(7,897)	(22,012)	(23,268)	(38,962)
Gain on the extinguishment of debt	16,407	6,900	23,035	6,900
Other income	883	20	771	42
Total other revenue (expense)	6,053	(14,672)	(2,656)	(36,984)

NET INCOME (LOSS)	$13,362	$(5,127)	$14,768	$(17,279)

NET INCOME (LOSS) PER SHARE – BASIC	$0.30	$(0.21)	$0.36	$(0.71)

NET INCOME (LOSS) PER SHARE – DILUTED	$0.30	$(0.21)	$0.36	$(0.71)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	44,424,281	24,369,581	41,223,517	24,427,452

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	44,724,087	24,369,581	41,555,127	24,427,452

DIVIDENDS DECLARED PER SHARE	$0.25	$0.30	$0.50	$0.60

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS)
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income (loss) to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss) − GAAP	$13,362	$(5,127)	$14,768	$(17,279)
Taxable REIT subsidiary’s (income) loss	(1,345)	1,200	(1,470)	1,200
Adjusted net income (loss)	12,017	(3,927)	13,298	(16,079)
Adjustments:
Share-based compensation to related parties	202	12	(114)	29
Capital loss carryover (utilization)/losses from the sale of securities	−	(642)	−	4,978
Provisions for loan and lease losses unrealized	8,529	9,742	24,029	9,100
Asset Impairments	6,058	45	6,058	5,665
Equity in income of Real Estate Joint Venture	(4,891)	−	(4,891)	−
Deferral of extinguishment of debt income	(8,307)	−	(8,307)	−
Net book to tax adjustments for our taxable foreign REIT subsidiaries	261	145	(6,117)	7,735
Subpart F income limitation	(322)	−	−	−
Other net book to tax adjustments	(188)	(77)	(1,271)	(32)
Estimated REIT taxable income	$13,359	$5,298	$22,685	$11,396

Amounts per share – diluted	$0.30	$0.21	$0.55	$0.46

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported GAAP net income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RCC’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Six Months Ended		As of	As of Initial
		December 31,	June 30,	June 30,	June 30,	Measurement
Name	CDO Type	2009 (1)	2010 (1)	2010 (2) (3)	2010 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$6,643	$3,837	$1,898	$11,805	$17,136
Apidos CDO III	CLO	$6,390	$3,066	$3,099	$6,773	$11,269
Apidos Cinco CDO	CLO	$7,553	$3,714	$3,844	$18,457	$17,774
RREF 2006-1	CRE CDO	$13,222	$5,195	$7,823	$11,295	$24,941
RREF 2007-1	CRE CDO	$20,536	$7,947	$13,420	$22,454	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RCC’s impaired loans and leases and related allowances as of June 30, 2010 and 2009 (based on amortized cost):

	As of June 30,
	2010	2009
Impaired:
Loans and leases	$112,567	$158,246
Loans and leases as a percentage of total	6.5%	9.2%

Allowance for loan and lease losses:
Specific allowance	$27,938	$43,510
General allowance	10,976	16,162
Total allowance for loans and leases	$38,914	$59,672
Allowance as a percentage of total loans and leases	2.2%	3.5%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of June 30, 2010 (based on par value):

Security type:
Whole loans	63.0%
Mezzanine loans	25.6%
B Notes	11.4%
Total	100.0%

Collateral type:
Hotel	32.3%
Multifamily	25.3%
Office	24.5%
Retail	11.4%
Condo	1.0%
Flex	1.0%
Self-storage	0.9%
Other	3.6%
Total	100.0%

Collateral location:
Southern California	25.0%
Northern California	11.1%
New York	13.0%
Arizona	8.2%
Florida	6.2%
Texas	4.7%
Tennessee	4.4%
Washington	4.3%
Colorado	4.3%
Other	18.8%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of June 30, 2010 (based on par value):

Industry type:
Healthcare, education and childcare	12.1%
Diversified/conglomerate service	8.9%
Broadcasting and entertainment	7.5%
Chemicals, plastics and rubber	5.6%
Printing and publishing	5.2%
Retail stores	4.8%
Personal, food and miscellaneous services	4.7%
Automobiles	4.5%
Personal transportation	4.2%
Telecommunications	4.2%
Diversified/conglomerate manufacturing	4.0%
CLO securities	3.7%
Other	30.6%
Total	100.0%

 The following table describes equipment leases and loans by industry as of June 30, 2010 (based on par value):

Industry type:
Services	55.1%
Manufacturing	10.8%
Finance, insurance and real estate	9.8%
Retail Trade	6.8%
Wholesale Trade	6.0%
Transportation, communication, energy	5.1%
Construction	3.3%
Other	3.1%
Total	100.0%